EXHIBIT 23.2


                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Luminant Worldwide Corporation on Form S-8 of our reports as follows:

    Luminant Worldwide Corporation       September 3, 1999
    Align Solutions Corp.                May 4, 1999
    Free Range Media, Inc.               May 7, 1999
    Integrated Consulting, Inc.          May 7, 1999
    InterActive8, Inc.                   May 14, 1999
    Multimedia Resources, LLC            April 30, 1999
    Potomac Partners Management          May 5, 1999
        Consulting, LLC
    RSI Group, Inc.                      May 8, 1999
    Fifth Gear Media Corporation         May 21, 1999
    inmedia, inc.                        May 21, 1999 (except with respect to
                                         the matter discussed in Note 12 to the
                                         December 31, 1998, inmedia, inc.
                                         financial statements, as to which the
                                         date is May 27, 1999)
    Synapse Group, Inc.                  May 28, 1999


included in Luminant Worldwide Corporation's S-1 Registration Statement No. 333-80161 as amended.





                                                       Arthur Andersen LLP

Dallas, Texas
October 18, 1999

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